Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

ExamWorks Announces End of Go Shop Period

ATLANTA, GA., June 2, 2016 -- ExamWorks Group, Inc. (NYSE: EXAM), a leading provider of independent medical examinations, peer reviews, bill reviews, Medicare compliance services, case management services, record retrieval services, document management services and other related services (“IME services”) today announced the expiration of the “go shop” period pursuant to the terms of the previously announced definitive merger agreement under which ExamWorks has agreed to be acquired by an affiliate of Leonard Green & Partners, L.P. Under the definitive merger agreement, ExamWorks and its representatives were permitted to solicit and engage in negotiations with respect to alternative acquisition proposals until 11:59 p.m. (Eastern Time) on June 1, 2016 (the “go-shop” period).

During the “go shop” period, the Company was permitted, on the terms and subject to the conditions of the merger agreement, to initiate, solicit and encourage inquiries from and engage in discussions with third parties relating to alternative acquisition proposals for a period of 25 business days continuing through June 1, 2016. ExamWorks’ representatives engaged in an active and extensive solicitation of 26 potential strategic bidders and 20 potential financial bidders, for a total of 46 potentially interested parties in connection with the “go shop” period, which resulted in one party negotiating and entering into a confidentiality agreement with the Company. Despite its solicitation efforts, all of the parties contacted during the “go-shop” period notified ExamWorks that they were not interested in pursuing an alternative transaction under the merger agreement and the Company did not receive any alternative acquisition proposals during the 25 business day “go shop” period.

Starting at 12:00 a.m. (Eastern Time) on June 2, 2016, ExamWorks became subject to customary “no shop” provisions that limit its ability to solicit alternative acquisition proposals from third parties or to provide confidential information to third parties, subject to customary “fiduciary out” provisions.

The parties to the merger agreement currently expect to complete the merger in the third quarter of 2016 following the satisfaction of customary closing conditions, including approval of the merger by the holders of a majority of the outstanding shares of ExamWorks common stock and regulatory approvals including expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Important Additional Information

In connection with the proposed merger, ExamWorks has filed relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A, and plans to file other relevant materials with the SEC, including a definitive proxy statement on Schedule 14A. ExamWorks plans to distribute the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. STOCKHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS IN THEIR ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT EXAMWORKS HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. The proxy statement and other relevant materials (when available), and any and all documents filed by ExamWorks with the SEC, may also be obtained for free at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by ExamWorks via ExamWorks Investor Relations section of its website at www.examworks.com or by contacting Investor Relations by directing a request to ExamWorks, Attention: Investor Relations, 3280 Peachtree Road, Suite 2625, Atlanta, Georgia, 30305, or by calling 404-952-2400.

This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. ExamWorks, its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of ExamWorks in connection with the proposed merger. Information about the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of ExamWorks stockholders in connection with the proposed merger, and any interest they have in the proposed merger, will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information regarding these individuals is set forth in ExamWorks proxy statement for its 2015 Annual Meeting of Stockholders, which was filed with the SEC on March 25, 2015, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on February 26, 2016 and amended by the Amendment to Annual Report on From 10-K/A, which was filed with the SEC on April 29, 2016. These documents (when available) may be obtained for free at the SEC’s website at www.sec.gov, and via ExamWorks Investor Relations section of its website at www.examworks.com

Forward-Looking Statements

This document may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the completion of the merger. Forward-looking statements can usually be identified by the use of terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “opinion,” “plan,” “possible,” “potential,” “project,” “should,” “will” and similar words or expression. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: (1) ExamWorks may be unable to obtain stockholder approval as required for the merger; (2) conditions to the closing of the merger, including the obtaining of required regulatory approvals, may not be satisfied; (3) the merger may involve unexpected costs, liabilities or delays; (4) the business of ExamWorks may suffer as a result of uncertainty surrounding the merger; (5) the outcome of any legal proceedings related to the merger; (6) ExamWorks may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (8) the ability to recognize benefits of the merger; (9) risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (10) other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all; (11) the risks described from time to time in ExamWorks reports filed with the SEC under the heading “Risk Factors,” including the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and in other of ExamWorks filings with the SEC; and (12) general industry and economic conditions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made. Except as required by applicable law, ExamWorks undertakes no obligation to update forward-looking statements to reflect events or circumstances arising after such date.

CONTACT:

ExamWorks Group, Inc.

J. Miguel Fernandez de Castro

404-952-2400

Senior Executive Vice President and Chief Financial Officer

investorrelations@examworks.com

SOURCE: ExamWorks Group, Inc.